Exhibit 99.1

DarioHealth Enters into Strategic Agreement with Sanofi U.S.

Novel Strategic Agreement Focuses on Commercial Growth for Dario and the Development of Digital Health Solutions on Dario’s Platform

NEW YORK, March 1, 2022-- DarioHealth Corp. (Nasdaq: DRIO), a leader in the global digital therapeutics (DTx) market, announced it has entered into a strategic agreement with Sanofi U.S., an innovative global healthcare company. The multi-year, $30 million-dollar agreement, which is subject to certain contingencies, will help accelerate commercial adoption of Dario’s full suite of digital therapeutics and drive the expansion of digital health solutions on the Dario platform.

Dario and Sanofi will collaborate on promoting the Dario multi-condition digital therapeutics solution, significantly increasing Dario’s sales reach in the health plan market and selectively in the employer channel. In addition, the agreement calls for Dario and Sanofi to develop new or enhanced solutions leveraging the Dario platform, and for the parties to generate robust evidence to support future commercialization in the health plan channel.

Sanofi selected Dario to leverage its broad suite of digital therapeutics and its ability to engage patients for favorable clinical and financial outcomes, as the solution of choice for its U.S. commercial clients. Dario’s single platform helps patients manage diabetes, hypertension, weight management, musculoskeletal and behavioral health, offering Sanofi managed care clients an attractive, easily scalable digital health solution that creates immediate access across a wide range of needs.

“We are thrilled to be chosen by Sanofi to expand into the digital health market. We believe that this is the first time that a large biopharmaceutical company and a digital health company are collaborating to commercialize digital health solutions in the U.S. market. Dario’s proven digital therapeutic solutions and innovative technologies provide the perfect complement to Sanofi’s scientific expertise, market access and scale, creating a foundation for long-term success in support of Sanofi’s goal of expanding into digital health therapies for chronic conditions,” said Erez Raphael, CEO, DarioHealth.

“Our collaboration with Dario is another step towards accelerating Sanofi’s mission of reversing the course of chronic diseases through the integration of healthcare and technology in a way that gives people the tools to improve their health,” said Gustavo Pesquin, Head, U.S. General Medicines, Sanofi. “We are excited to help payers realize the potential digital health can bring to the patient experience, and we look forward to continuing to innovate with Dario on the next generation of chronic condition therapies.”

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading global digital therapeutics company revolutionizing how people with chronic conditions manage their health. DarioHealth offers one of the most comprehensive digital therapeutics solutions on the market - covering multiple chronic conditions including diabetes, hypertension, weight management, musculoskeletal and behavioral health within one integrated technology platform.

Dario's next-generation, AI-powered, digital therapeutic platform supports more than just an individual's disease. Dario provides adaptive, personalized experiences that drive behavior change through evidence-based interventions, intuitive, clinically proven digital tools, high-quality software, and coaching to help individuals improve health and sustain meaningful outcomes.

Dario's unique user-centric approach to product design and engagement creates an unparalleled experience that is highly rated by users and delivers sustainable results.

The company's cross-functional team operates at the intersection of life sciences, behavioral science, and software technology and utilizes a performance-based approach to improve its users' health.

On the path to better health, Dario makes the right thing to do the easy thing to do. To learn more about DarioHealth and its digital health solutions or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses the potential value of the agreement and that the agreement will help accelerate commercial adoption of Dario’s full suite of digital therapeutics and drive the expansion of digital health solutions on the Dario platform, the benefits that may be realized by the Dario solution and that the collaboration creates the foundation for long-term success in support of Sanofi’s goal of expanding into digital health therapies for chronic conditions. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact

Suzanne Bedell

VP Marketing

suzanne@dariohealth.com

+1-347-767-4220

Media Contact:

Josephine Galatioto

Josephine.Galatioto@russopartnersllc.com

+1-212-845-4262